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NEWS ANNOUNCEMENT                                                EXHIBIT (D)(5)

                              [JAFFONI & COLLINS LETTERHEAD]


CONTACT:
Warren Braverman                                 Joseph N. Jaffoni
Chief Operating Officer                          David C. Collins
Cinergi Pictures Entertainment Inc.              Jaffoni & Collins Incorporated
310/315-6000                                     212/835-8500

FOR IMMEDIATE RELEASE

               CINERGI PICTURES ENTERTAINMENT COMPLETES SALE OF
                    RIGHTS IN DIE HARD WITH A VENGEANCE TO
                    TWENTIETH CENTURY FOX FILM CORPORATION

                   -Merger Anticipated to be Completed Soon-

Santa Monica, CA, (December 24, 1997) - Cinergi Pictures Entertainment Inc. (Nasdaq: CINE) announced that pursuant to an Assignment Agreement dated as of July 14, 1997, as amended, between the Company and Twentieth Century Fox Film Corporation, the sale of the Company's rights in DIE HARD WITH A VENGEANCE to Fox has been consummated. The sale was approved at yesterday's Special Meeting of Stockholders.

The Company also currently anticipates consummating, prior to year-end, the previously announced merger among the Company, Andrews G. Vajna (Chairman of the Board, President and Chief Executive Officer of the Company), Valdina Corporation N.V. and CPEI Acquisition, Inc. (entities indirectly owned by Mr. Vajna), pursuant to which stockholders of the Company (other than Mr. Vajna, Valdina, and stockholders who perfect dissenters' rights) will be entitled to receive merger consideration of $2.52 per share upon conversion of their Cinergi shares in the merger of the Company and CPEI Acquisition, Inc. Upon completion of the merger, Cinergi will become wholly owned by Mr. Vajna and Valdina.

The Company was formed in 1989 as an independent producer and distributor of motion pictures which are distributed in domestic and international theatrical and ancillary markets, including home video, cable and broadcast television.

                                     -more-

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CINERGI PICTURES ENTERTAINMENT, 12/24/97

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. CERTAIN FACTORS MAY CAUSE ACTUAL EVENTS TO DIFFER
MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS. NO ASSURANCES CAN BE GIVEN THAT THE MERGER, WHICH IS SUBJECT TO A NUMBER OF CONDITIONS AND TO TERMINATION IN CERTAIN CIRCUMSTANCES WILL BE CONSUMMATED. ALTHOUGH THE COMPANY ANTICIPATES THAT THE MERGER WILL BE CONSUMMATED PRIOR TO YEAR-END, THE MERGER COULD BE DELAYED BEYOND SUCH TIME AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE TIME REQUIRED TO SATISFY CONDITIONS TO THE MERGER. UNDER CERTAIN CIRCUMSTANCES, IF THE MERGER IS NOT CONSUMMATED IN 1997, THE PARTIES TO THE MERGER AGREEMENT WILL BE REQUIRED TO CONSENT TO AN EXTENSION OF THE MERGER AGREEMENT. DUE TO THE ADDITIONAL OPERATING EXPENSES AS A RESULT OF CONSUMMATING THE MERGER IN 1998, THERE CAN BE NO ASSURANCES THAT THE PARTIES TO THE MERGER AGREEMENT WOULD AGREE TO AN EXTENSION OF THE DECEMBER 31, 1997 DATE ON THE CURRENT TERMS OF THE MERGER AGREEMENT. CINERGI AND ITS OPERATIONS ARE ALSO SUBJECT TO THE RISKS AND UNCERTAINTIES DESCRIBED IN CINERGI'S REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, CINERGI'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPT. 30, 1997, CINERGI'S FORM 8-K DATED APRIL 3, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997, CINERGI'S FORM 8-K DATED JULY 9, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1997, CINERGI'S FORM 8-K DATED AUGUST 25, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997, CINERGI'S FORM 8-K DATED OCT. 2, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCT. 9, 1997, CINERGI'S FORM 8-K DATED DECEMBER 12, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997, CINERGI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AND CINERGI'S DEFINITIVE PROXY STATEMENT DATED DECEMBER 1, 1997.